Exhibit 10.1

ALIMERA SCIENCES, INC.

SERIES B PREFERRED STOCK EXCHANGE AGREEMENT

This Series B Preferred Stock Exchange Agreement (the “Agreement”) is entered into as of this 4th day of September, 2018, by and among Alimera Sciences, Inc., a Delaware corporation (the “Corporation”), and the undersigned holders (each, a “Stockholder” and collectively, the “Stockholders”) of the Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the “Series B Preferred Stock”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Series C Preferred Stock Designation (as defined below).
WHEREAS, under its Amended and Restated Certificate of Incorporation (the “Certificate”), the Corporation is presently authorized to issue 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which the Corporation designated 8,417 shares of Series B Preferred Stock pursuant to a Certificate of Designation of Preferences, Rights and Limitations filed with the Secretary of State of the State of Delaware on December 12, 2014;
WHEREAS, the Corporation previously issued to each of the Stockholders the number of shares of Series B Preferred Stock set forth opposite such Stockholder’s name in Exhibit A;
WHEREAS, on August 28, 2018, the Board of Directors of the Corporation (the “Board”), pursuant to authority expressly vested in it by the provisions of the Certificate, authorized the issuance of 10,150 shares of a series of Preferred Stock designated as the Series C Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the “Series C Preferred Stock”), with the powers, preferences, rights, qualifications, limitations and restrictions set forth in the Certificate of Designation of Preferences, Rights and Limitations filed with the Secretary of State of the State of Delaware on September 4, 2018 (the “Series C Preferred Stock Designation”), in addition to any provisions set forth in the Certificate of the Corporation that are applicable to the Preferred Stock of all classes and series; and
WHEREAS, each Stockholder wishes to exchange with the Corporation all of the shares of Series B Preferred Stock owned by it for shares of Series C Preferred Stock, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Stockholders agree as follows:
ARTICLE I
EXCHANGE
Section 1.01.    The Exchange. Contemporaneously with the delivery and execution of this Agreement, but subject to the terms and conditions hereof, each Stockholder hereby exchanges all of the shares of Series B Preferred Stock held by such Stockholder (collectively, the “Series B Preferred Shares”) for the number of shares of Series C Preferred Stock set forth opposite such Stockholder’s name in Exhibit A hereto (the “Exchange” and such shares of Series C Preferred Stock, collectively, the “Exchange Shares”). Subject to Section 1.01(c), the Exchange shall be deemed to occur upon the execution and delivery of this Agreement.
(a)    Effect of Exchange. Effective upon the Exchange, the Stockholders shall no longer have any right, title or interest in or to the Series B Preferred Stock, except for the right to receive the corresponding shares of Series C Preferred Stock and any other rights arising under this Agreement, and the Corporation shall be deemed to have issued to each Stockholder the number of Exchange Shares set forth opposite such Stockholder’s name on Exhibit A hereto. The Corporation hereby represents and warrants that, upon the delivery of the Exchange Shares to the Stockholders, the Exchange Shares shall be duly authorized, validly issued, fully paid and non-assessable shares of the Corporation having the rights and preferences applicable to the Series C Preferred Stock as are set forth in the Certificate and the Series C Preferred Stock Designation.
(b)    Securities Act Exemption. The Corporation represents, warrants, covenants and agrees that: (i) the issuance of the Exchange Shares, and any Conversion Shares issued upon the conversion thereof, shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under the exemption provided in Section 3(a)(9) thereof as a “security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange” and (ii) the Exchange Shares shall be freely transferable by the Stockholders, without restriction or limitation (including any volume limitation) under federal or state securities laws, and will not contain or be subject to any legend or stop transfer instructions restricting the sale or transferability thereof.
(c)    Delivery of Shares. Within two (2) business days following the execution and delivery of this Agreement, (i) the Corporation shall deliver to each Stockholder a certificate, duly executed on behalf of the Corporation, representing the number of Exchange Shares to which such Stockholder is entitled pursuant to the Exchange. Within five (5) business days following the date the Exchange Shares are issued and delivered to each Stockholder, such Stockholder shall deliver to the Corporation certificates representing the Series B Preferred Shares owned by such Stockholder, free and clear of all Liens (as defined below). For the avoidance of doubt, as of effectiveness of the Exchange, each Stockholder shall be deemed for all corporate purposes to have become the legal and record holder of its Exchange Shares without any further action by any party. In the event that any Exchange Shares are not delivered on a timely basis in accordance herewith, the Stockholders shall have the right to rescind and terminate any or all of this Agreement and the transactions contemplated hereby, to exercise any of the remedies available hereunder and/or to exercise any and all other rights and remedies available at law or in equity.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.01.    Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Corporation as of the date of this Agreement as follows:

(a)    Organization and Good Standing. Such Stockholder is a limited partnership duly organized, validly existing and in good standing (to the extent the concept of good standing is recognized) under the laws of the jurisdiction of its organization, with the requisite limited partnership power and authority to own and use its properties and assets and to carry on its business as currently conducted.
(b)    Authority. Such Stockholder has the requisite limited partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by such Stockholder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder and no further action is required in connection herewith or therewith.
(c)    Valid and Binding Agreement. This Agreement has been duly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(d)    Non-Contravention. The execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of its obligations hereunder do not and will not (i) violate any provision of such Stockholder’s organizational or charter documents; (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Stockholder is subject, or by which any of such Stockholder’s Series B Preferred Shares are bound or affected; (iii) require any permit, authorization, consent, approval, exemption or other action by, notice to or filing with, any court or other federal, state, local or other governmental authority or other Person; or (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, any permit or contract to which such Stockholder or any of its subsidiaries is a party or by which any of its properties or assets are bound, except as would not have a material adverse effect on the ability of such Stockholder to consummate the transactions contemplated hereby.
(e)    Ownership of the Series B Preferred Stock. Such Stockholder is the record and beneficial owner of, and has good and valid title to, such Stockholder’s Series B Preferred Shares, free and clear of all liens, pledges, encumbrances, restrictions on transfer, security interests and charges (collectively, “Liens”), and has full power to dispose thereof and to exercise all rights thereunder (other than as restricted by the Certificate or the Bylaws (as defined below)), without the consent or approval of, or any other action on the part of, any other individual, corporation, partnership, unincorporated business association or other entity or governmental authority (a “Person”).

Section 2.02.    Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Stockholders as of the date of this Agreement as follows:
(a)    Organization and Good Standing. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.
(b)    Authority. The Corporation has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Series C Preferred Stock Designation and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Corporation, the filing by the Corporation with the Secretary of State of the State of Delaware and the consummation by the Corporation of the transactions contemplated hereby and by the Series C Preferred Stock Designation (including the payment of dividends, issuance of Conversion Shares and redemption of the Series C Preferred Stock) have been duly authorized by all necessary action on the part of the Corporation, and no further action of the Corporation, the Board or the stockholders of the Corporation is required in connection herewith or therewith.
(c)    Consents. Except as set forth on Schedule 2.02(c) hereto, the Corporation is not required to obtain any consent from, authorization or order of, or make any filing (other than the filing required by Section 3.02) or registration with any governmental authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Series C Preferred Stock Designation, in each case, in accordance with the terms hereof or thereof.
(d)    Valid and Binding Agreement. This Agreement has been duly executed and delivered by the Corporation and constitutes the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(e)    Non-Contravention. The execution and delivery of this Agreement by the Corporation and the performance by the Corporation of its obligations hereunder and under the Series C Preferred Stock Designation do not and will not (i) violate any provision of the Certificate or the bylaws of the Corporation as currently in effect (the “Bylaws”), (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Corporation or any of its subsidiaries is subject, or by which any property or asset of the Corporation or any of its subsidiaries is bound or affected, (iii) require any permit, authorization, consent, approval, exemption or other action by, notice to or filing with, any court or other federal, state, local or other governmental authority or other Person (except for the consents set forth on Schedule 2.02(c) hereto, all have which have been obtained and not rescinded or revoked and copies of which have been furnished to the Stockholders), (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, any permit or contract to which the Corporation or any of its subsidiaries is a party or by which any of its properties or assets are bound or (v) result in the creation or imposition of any Lien on any part of the properties or assets of the Corporation or any of its subsidiaries. Without limiting the foregoing, and except as set forth on Schedule 2.02(e) hereto, the Corporation is not a party or subject to any contract, agreement, instrument or arrangement that would reasonably be expected to adversely affect the ability of the Corporation to perform its obligations under the Series C Preferred Stock Designation, including its obligations to pay dividends, redeem shares of Series C Preferred Stock, or issue any Conversion Shares thereunder.
(f)    Capitalization. As of the date hereof, before giving effect to the Exchange, the authorized, issued and outstanding shares of capital stock of the Corporation are as set forth on Schedule 2.02(f) hereto. As of the date hereof, after giving effect to the Exchange, the authorized, issued and outstanding shares of capital stock of the Corporation will be as set forth on Schedule 2.02(f) hereto. All of such outstanding or issuable shares are, or upon issuance will be, validly issued, fully paid and nonassessable. Except as disclosed in Schedule 2.02(f), and except as may arise under the Series C Preferred Stock Designation, there are no securities or instruments containing preemptive rights, anti-dilution provisions, or similar provisions, in each case, that will be triggered by the execution and delivery of this Agreement or the issuance of the Exchange Shares or the Conversion Shares as provided in this Agreement and in the Series C Preferred Stock Designation. The Corporation has furnished to each Stockholder true and correct copies of the Certificate, and the Bylaws, and the terms of all securities convertible into, or exercisable or exchangeable for, capital stock of the Corporation (excluding stock options issued in the normal course to employees, outside directors and consultants of the Corporation and its subsidiaries under the Corporation’s incentive plans and subplans).
(g)    Issuance of Exchange Shares and Conversion Shares. The Series C Preferred Stock Designation has been filed with the Secretary of State of the State of Delaware and is, and upon the issuance of the Series C Preferred Shares as contemplated hereby will be, in full force and effect, enforceable against the Corporation in accordance with its terms and has not, and as of the date of such issuance shall not have been, amended. The Exchange Shares are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Corporation, and will not be issued in violation of, or subject to, any preemptive or similar rights of any Person. The Conversion Shares issuable upon conversion of the Exchange Shares are duly authorized and, when issued in accordance with the Series C Preferred Stock Designation will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Corporation, and will not be issued in violation of, or subject to, any preemptive or similar rights of any Person. The Corporation has reserved from its duly authorized capital stock 10,150,000 shares of Common Stock for issuance hereafter upon conversion of the Exchange Shares.
(h)    SEC Reports; Nasdaq. The Corporation has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section

13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). The Common Stock is registered under the Exchange Act and listed on the NASDAQ Global Market (the “Principal Market”), and (i) trading in the Common Stock has not been suspended, (ii) the Common Stock has not been de-listed or deregistered by the SEC or the Principal Market, and (iii) neither the Corporation nor any of its Affiliates has received any communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of trading of the Common Stock on the Principal Market since July 30, 2018, when the Corporation received a letter from The NASDAQ Stock Market LLC (“Nasdaq”) informing the Corporation that the Corporation had regained compliance with Nasdaq’s minimum bid price requirement. The Corporation is not in violation of the requirements of Nasdaq.
(i)    Not Investment Company. None of the Corporation, any Person controlling or any subsidiary of the Corporation is (a) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or otherwise registered or required to be registered, or subject to the restrictions imposed, by the Investment Company Act.
(j)    Not Shell Corporation. The Corporation is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act).
(k)    DTC Eligibility. The Common Stock is eligible for clearing through The Depository Trust Corporation (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Corporation is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The transfer agent for the Common Stock is a participant in, and the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program. The Common Stock is not subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Common Stock through DTC.
(l)    Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Corporation or any of its Affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Stockholders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.02(l) that may be due in connection with the transactions contemplated hereby.
(m)    Exemption from Registration. No registration under the Securities Act or any state securities laws is required for the offer and issuance of the Exchange Shares by the Corporation to the Stockholders as contemplated hereby or for the offer and issuance of the Conversion Shares by the Corporation to the Stockholders as contemplated hereby and by the Series C Preferred Stock Designation. The transactions contemplated hereby, including the issuance and sale of the Exchange Shares hereunder and the issuance and sale of the Conversion Shares under the Series C Preferred Stock Designation, do not contravene, or require stockholder approval pursuant to, the rules and regulations of Nasdaq. Assuming the Stockholder to which Conversion

Shares are to be issued is not as of the date of issuance, and for a period of three (3) months prior to the date of issuance has not been, an Affiliate of the Corporation (which the Corporation shall assume (and the applicable Stockholder shall be deemed to represent) unless such Stockholder has otherwise advised the Corporation in writing), the Conversion Shares and the Exchange Shares will be freely tradeable by such Stockholder without restriction or limitation (including volume limitation), and will not contain or be subject to any legend or stop transfer instructions restricting the sale or transferability thereof.
(n)    No Integrated Offering. Neither the Corporation, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any security or solicited, or will solicit, any offers to buy any security, under circumstances that would cause this offering and issuance of the Exchange Shares or the offering and issuance of any of the Conversion Shares to be integrated with prior offerings by the Corporation (i) for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act, or (ii) for purposes of any applicable stockholder approval provisions of Nasdaq and which would require stockholder approval for the issuance of any Exchange Shares or Conversion Shares.
ARTICLE III
COVENANTS
Section 3.01.    Listing. The Corporation has timely submitted a duly completed Listing of Additional Shares Notification Form (together with all requisite supporting documentation) to Nasdaq covering the Conversion Shares. The Corporation shall not take any action which could be reasonably expected to result in the delisting or suspension of trading the Common Stock on the Principal Market. The Corporation shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.03.
Section 3.02.    Disclosure; Confidentiality. On or before 7:00 a.m., New York time, on the first (1st) business day after the date of this Agreement, the Corporation shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement, attaching this Agreement and the Series C Preferred Stock Designation and disclosing any other presently material non-public information (if any) provided or made available to any Stockholder (or any Stockholder’s agents or representatives) on or prior to the date hereof (the “8-K Filing”). From and after the filing of the 8-K Filing, the Corporation shall have disclosed all material, non-public information (if any) provided or made available to any Stockholder (or any Stockholder’s agents or representatives) by the Corporation, its Affiliates or any of their respective officers, directors or employees in connection with the transactions contemplated by this Agreement or otherwise on or prior to the date hereof. The Corporation expressly acknowledges and agrees that, notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, after giving effect to the 8-K Filing, no Stockholder shall have (unless expressly agreed to by a particular Stockholder after the date hereof in a written definitive and binding agreement executed by the Corporation and such particular Stockholder or customary oral (confirmed by e-mail) “wall-cross” agreement (it being understood and agreed that no Stockholder may bind any other Stockholder with respect thereto)), any duty of trust or confidence with respect to, or a duty not to trade in any securities on the basis of, any information regarding the Corporation.
Notwithstanding any affirmative disclosure obligations of the Corporation pursuant to the terms of this Agreement or anything else to the contrary contained herein or in the Series C Preferred Stock Designation, (a), subject to clause (b) below, the Corporation shall not, and shall cause each of its Affiliates and its and its Affiliates’ officers, directors and employees to not, provide any Stockholder with any material non-public information with respect to the Corporation from and after the filing of the Form 8-K Filing with the SEC without the express prior written consent of such Stockholder, and (b) in the event that the Corporation believes that a notice or communication to any Stockholder contains material, nonpublic information with respect to the Corporation, the Corporation shall so indicate to such Stockholder prior to the delivery of such notice or communication, and such indication shall provide such Stockholder the means to refuse to receive such notice or communication (in which case any obligation of the Corporation to provide such notice to such Stockholder under this Agreement shall be deemed waived), and in the absence of any such indication, such Stockholder shall be allowed to presume that all matters relating to such notice or communication do not constitute material non-public information with respect to the Corporation and shall have no duty of trust or confidence with respect thereto or obligation to not trade any securities on the basis thereof.
Section 3.03.    Transfer Taxes. The Corporation shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from the exchange of shares of Series B Preferred Stock for shares of Series C Preferred Stock.
Section 3.04.    Tax Treatment. The parties intend and agree that the Exchange of shares of Series B Preferred Stock for shares of Series C Preferred Stock described herein is non-taxable under Section 1036 of the Code, and shall take no position for federal, state and local income tax purposes inconsistent therewith unless otherwise required by applicable income tax Law.
Section 3.05.    Fees and Expenses. The Corporation shall promptly reimburse the Stockholders for all of their reasonable out-of-pocket, costs, fees and expenses, including legal fees and expenses, incurred in connection with the negotiation and drafting of this Agreement and the consummation of the transactions contemplated hereby (collectively, “Expenses”); provided, however, that in no event shall the Corporation be obligated to reimburse any Expenses in excess of $25,000.
ARTICLE IV
CONDITIONS TO THE EXCHANGE.
Section 4.01.    Conditions Precedent. The effectiveness of this Agreement is subject to the following conditions precedent:
(a)    Delivery of Documents. The Corporation and the Stockholders shall each have executed and delivered this Agreement.

(b)    Performance: No Default. The representations and warranties of the Corporation contained herein shall be true and correct, and the Corporation shall have performed and complied with all agreements and conditions contained herein to be performed by or complied with by the Corporation prior to the date hereof in all material respects.
(c)    Legal Opinions. The Stockholders shall have received the opinion letter of Potter Anderson & Corroon LLP and Nelson Mullins Riley & Scarborough LLP, in each case, with respect to the matters set forth in Exhibit B and otherwise in form and substance satisfactory to the Stockholders.
(d)    Secretary’s Certificate. The Corporation shall have delivered to such Stockholder a secretary’s certificate, dated as of the date hereof, certifying as to (A) the Certificate (including the Series C Preferred Stock Designation), certified as of a date within one (1) day of the date hereof by the Secretary of State of the State of Delaware, and (B) the Bylaws.
(e)    Other Documents. The Corporation shall have delivered to such Stockholder such other documents relating to the transactions contemplated by this Agreement as such Stockholder or its counsel may reasonably request.
ARTICLE V
MISCELLANEOUS
Section 5.01.    Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when received by electronic mail in each case addressed to a party as follows (or such other address, facsimile or electronic mail address provided by such party to such other party pursuant to the below (or such later address, facsimile or electronic mail address provided in accordance herewith):
If to the Corporation:
ALIMERA SCIENCES, INC.
6120 Windward Parkway
Suite 290
Alpharetta, GA 30005
Email: rick.eiswirth@alimerasciences.com
Attn: Rick Eiswirth, President and CFO

With a copy (which shall not constitute notice) to:
NELSON MULLINS RILEY & SCARBOROUGH LLP
Atlantic Station
201 17th Street, NW | Suite 1700
Atlanta, GA 30363
Email: charles.vaughn@nelsonmullins.com
Attn: Charles D. Vaughn, Esq.

If to the Stockholders:
c/o Deerfield Management Corporation, L.P.
780 Third Avenue, 37th Floor
New York, NY 10017
Facsimile: 212-599-3075
E-mail: dclark@deerfield.com
Attn: David J. Clark, Esq.

With a copy (which shall not constitute notice) to:
Katten Muchin Rosenman LLP
575 Madison Avenue
New York NY 10022-2585
Facsimile: (212) 894-5877
E-mail: mark.fisher@kattenlaw.com and mark.wood@kattenlaw.com
Attn: Mark I. Fisher, Esq.
Attn: Mark D. Wood, Esq.

Section 5.02.    Applicable Law; Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state commercial division courts or federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state commercial division courts and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,

SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO AGENT, REPRESENTATIVE OR OTHER PERSON AFFILIATED WITH OR RELATED TO ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.02.
Notwithstanding the foregoing in this Section 5.02, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
Section 5.03.    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 5.04.    Specific Performance. The parties to this Agreement agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which they are entitled at law or in equity.
Section 5.05.    Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.
Section 5.06.    Further Assurances. Each party hereto agrees to cooperate fully with the other party, and to execute such further instruments, documents, transfer agent instructions (and any related legal opinions), certificates and agreements and to give such further written assurances, in each case, as may be reasonably requested by the other party to evidence, reflect and give effect to the transactions described herein and contemplated hereby and by the Series C Preferred Stock Designation and to carry into effect the intents and purposes of this Agreement and the Series C Preferred Stock Designation.
Section 5.07.    Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by or on behalf of each of the parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.08.    Entire Agreement. This Agreement and the Series C Preferred Stock Designation constitute the complete and entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, among the Stockholders and the Corporation with respect to the subject matter hereof.
Section 5.09.    Assignment; Binding Upon Successors and Assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 5.10.    Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.
Section 5.11.    Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if all parties hereto have signed the same document, and each such executed counterpart shall be deemed to be an original instrument. All executed counterparts together shall constitute one and the same instrument.
Section 5.12.    Facsimile or Electronic Signatures. This Agreement may be executed and delivered by facsimile or other electronic transmission, and upon such delivery the facsimile signature or other electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
Section 5.13.    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.
Section 5.14.    Interpretative Matters. Unless otherwise indicated or the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.
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IN WITNESS WHEREOF, each of the parties hereto has executed this Series B Preferred Stock Exchange Agreement as of the date first written above.
ALIMERA SCIENCES, INC.

By:	/s/ Richard S. Eiswirth, Jr.
Name: Richard S. Eiswirth, Jr.
Title: President and CFO

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Authorized Signatory

(continued)

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Authorized Signatory

Exhibit A

Shares of Preferred Stock Exchanged by Stockholders

Stockholder	Number of shares of Series B Preferred Stock Delivered	Stock Certificate #	Number of shares of Series C Preferred Stock Received	Stock Certificate #

Deerfield Special Situations Fund, L.P.	841.625	PB-004 (459.527) PB-006 (382.098)	1,015	C-1
Deerfield Private Design Fund II, L.P.	1,764.888	PB-001	2,128.455	C-2
Deerfield Private Design International II, L.P.	2,022.425	PB-002	2,439.045	C-3
Deerfield Private Design Fund III, L.P.	3,787.313	PB-003	4,567.5	C-4

Exhibit B

Forms of Opinions

1.The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Corporation is duly qualified as a foreign corporation and is in good standing in [_________].
2.    The Corporation has the corporate power and authority to execute and deliver the Agreement and to perform its obligations under the provisions thereof. The filing of the Series C Preferred Designation with the Secretary of State of the State of Delaware and the execution and delivery of, and the performance of the Corporation’s obligations under, the Agreement and the Series C Preferred Stock Designation, including the issuance and sale of the Exchange Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, have been duly authorized by all necessary corporate action on behalf of the Corporation, the Board and the stockholders of the Corporation. The Series C Preferred Stock Designation has been duly executed and properly filed by the Corporation with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and has become effective under the DGCL.
3.    The execution and delivery by the Corporation of each of the Agreement and the Series C Preferred Stock Designation and the performance by the Corporation of its obligations thereunder will not breach or violate, or constitute a default under, (a) the DGCL or (b) any provision of the Certificate or the Bylaws, or (c) any federal, New York or Delaware law, rule or regulation that, in our experience, are normally applicable to transactions of the type contemplated by the Agreement and the Series C Preferred Stock Designation.
4.    Each of the Agreement and the Series C Preferred Stock Designation has been duly executed and delivered by or on behalf of the Corporation, and each of the Agreement and the Series C Preferred Stock Designation constitutes a legal, valid and binding obligation of the Corporation, enforceable against it in accordance with its terms.
5.    All of the Exchange Shares have been duly authorized, and when issued in accordance with the Agreement, the Certificate and the Series C Preferred Stock Designation, will be validly issued, fully-paid and nonassessable, free from all taxes and Liens with respect to the issuance thereof and entitled to the rights set forth in the Series C Preferred Stock Designation, and the Conversion Shares, when issued in accordance with the Series C Preferred Stock Designation, will be validly issued, fully-paid and nonassessable and free from all taxes and Liens with respect to the issuance thereof.
6.    Except for the filing of the Form 8-K Filing with the Securities and Exchange Commission, no authorizations, consents or approvals or other actions by, and no notice to or filing with, any federal, New York or Delaware governmental authority, regulatory agency, self-regulatory organization or stock exchange or market, or any court or, to our knowledge, any third party was or is required in connection with the due execution, delivery and performance by the Corporation of the Agreement or the Series C Preferred Stock Designation, including the issuance of the Exchange

Shares pursuant to the Agreement and the issuance of the Conversion Shares in accordance with the Series C Preferred Stock Designation.
7.    The issuance of the Exchange Shares, and any Conversion Shares issued upon the conversion thereof, shall be exempt from the registration requirements of the Securities Act, under the exemption provided in Section 3(a)(9) thereof.
8.    The Exchange Shares and the Conversion Shares will be freely transferable by the Stockholders, without restriction or limitation (including any volume limitation) under federal or state securities laws, and will not contain or be subject to any legend or stop transfer instructions restricting the sale or transferability thereof.